Exhibit 99.906CERT

Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code As
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Certified Shareholder Report of Principal Variable Contracts Funds, Inc. (the
“Registrant”) on Form N-CSR (the “Report”), each of the undersigned officers of the Registrant does hereby certify that, to the best of their knowledge:

1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934;

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By	/s/ Nora M. Everett
Nora M. Everett, Chairman and CEO

Date	8/14/2014

By	/s/ Layne A. Rasmussen
Layne A. Rasmussen, Vice President, Controller and Chief Financial Officer

Date	8/14/2014

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.